As filed with the Securities and Exchange Commission on January 16, 2002
                                                    Registration No. 333-_______

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM S-3
                             REGISTRATION STATEMENT
                                    Under the
                             Securities Act of 1933
                             ----------------------

                            Altair International Inc.
             (Exact name of registrant as specified in its charter)

     Province of Ontario, Canada                         None
   (State or other jurisdiction of                 (I.R.S. employer
    incorporation or organization)              identification number)
                                   ------------

           William P. Long                            Copies to:
              President
      Altair International Inc.                  Brian G. Lloyd, Esq.
   1725 Sheridan Avenue, Suite 140               Bryan T. Allen, Esq.
         Cody, Wyoming 82414                        STOEL RIVES LLP
            (307) 587-8245                 201 South Main Street, Suite 1100
(Name,  address,  including                       Salt Lake City, Utah
zip code, and telephone number,                      (801) 328-3131
including area code, of agent for service)


Approximate  date of  commencement  of proposed  sale to the public:  As soon as
practicable  after  the  effective  date  of  this  Registration   Statement  as
determined by market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:
If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box:
                         CALCULATION OF REGISTRATION FEE

==================================================================================================================
                                                                                   Proposed
                                                             Proposed maximum       maximum
Title of each class                          Amount to be     offering price       aggregate         Amount of
of securities to be registered                registered       per share(1)        offering       registration fee
                                                                                   price(1)
------------------------------------------------------------------------------------------------------------------
Common shares, no par value                6,855,836(2)(3)         $1.32          $9,049,704           $2,165

==================================================================================================================

(1) Estimated pursuant to Rule 457 solely for the purpose of calculating the registration fee, based upon the average of the high and low sales prices for the common shares as reported on the Nasdaq National Market on January 11, 2002
(2) In addition, pursuant to Rule 416 of the Securities Act of 1933, this Registration Statement covers a presently indeterminate number of common shares issuable upon the occurrence of a stock split, stock dividend, or other similar transaction.
(3) An aggregate of 100,000 common shares is being carried forward from registration statement No. 333-45511, as to which securities a registration fee of $258.75 was previously paid with such registration statement, at the then-effective rate of $.0003. An aggregate of 400,339 common shares are being carried forward from registration statement No. 333-36462, as to which securities a registration fee of $390.33 was previously paid with such registration statement, at the then-effective rate of $.00026. An aggregate of 1,306,518 common shares are being carried forward from registration statement No. 333-54092 as to which securities a registration fee of $672.85 was previously paid with such registration statement, at the then-effective rate of $.000252.


Pursuant to Rule 429 under the Securities Act of 1933, the prospectus filed as part of this Registration Statement will be used as a combined prospectus in connection with this Registration Statement and registration statement Nos. 333-45511, 333-36462 and 333-54092.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

                            ALTAIR INTERNATIONAL INC.
                             8,662,693 Common Shares
                               ------------------


         This prospectus relates to the offering and sale of 8,662,693 common shares of Altair International Inc., without par value. All of the offered shares are to be sold by persons who are existing security holders and identified in the section of this prospectus entitled "Selling Shareholders." Of the common shares offered hereby, 3,013,186 are currently owned by the selling shareholders and 5,099,507 are issuable upon the exercise of outstanding warrants to purchase our common shares. The remaining 550,000 offered shares are being registered pursuant to a contractual obligation with one of the selling shareholders and represent common shares that we could be required to issue to such selling shareholder pursuant to a Secured Term Note. In addition, pursuant to Rule 416 of the Securities Act of 1933, as amended, this prospectus, and the registration statements of which it is a part, cover a presently indeterminate number of common shares issuable upon the occurrence of a stock split, stock dividend, or other similar transaction.

         We will not receive any of the proceeds from the sale of the shares offered hereunder. In the United States, our common shares are listed for trading under the symbol ALTI on the Nasdaq National Market. On January 14, 2002, the closing sale price of a common share, as reported by the Nasdaq National Market, was $1.30 per share. Unless otherwise expressly indicated, all monetary amounts set forth in this prospectus are expressed in United States Dollars.

         Our principal office is located at 1725 Sheridan Avenue, Suite 140, Cody, Wyoming 82414 U.S.A., and our telephone number is (307) 587-8245.

         The shares offered under this prospectus include 6,855,836 common shares first registered on Registration Statement No. ____________, which become effective on or about _______ __ , 2002. The remaining 1,806,857 shares offered under this prospectus were previously registered under Registration Statements Nos. 333-45511, 333-36462 and 333-54092. Other than the 1,806,857 shares offered under this prospectus, all shares registered under such existing registration statements have been sold or have not been issued as a result of the expiration or cancellation of the option, warrant or note under which they were to be issued.

Consider carefully the risk factors beginning on page 2 in this prospectus before investing in the offered shares being sold with this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.



                             Dated January 14, 2002

                                TABLE OF CONTENTS


RISK FACTORS................................................2


FORWARD-LOOKING STATEMENTS..................................9


OUR COMPANY'S COMMON STOCK..................................9


USE OF PROCEEDS............................................11


DILUTION...................................................11


SELLING SHAREHOLDERS.......................................12


PLAN OF DISTRIBUTION.......................................23


DESCRIPTION OF OFFERED SECURITIES..........................25


LEGAL MATTERS..............................................25


EXPERTS....................................................25


INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE............25


WHERE YOU CAN FIND MORE INFORMATION........................27

                                  RISK FACTORS

         Before you invest in the offered securities described in this prospectus, you should be aware that such investment involves the assumption of various risks. You should consider carefully the risk factors described below together with all of the other information included in this prospectus before you decide to purchase the offered securities.

We have not generated, and may never generate, significant operating revenues.
------------------------------------------------------------------------------

         To  date,  we  have  not  generated  any   significant   revenues  from
operations. We have not completed development of the jig or the titanium processing technology and have not completed exploration of the Tennessee mineral property. We can provide no assurance that we will ever generate significant revenues from the jig or the Tennessee mineral property or that we will generate significant revenues from the titanium processing technology.

We may continue to experience significant losses from operations.
-----------------------------------------------------------------

         We have experienced a loss from operations in every fiscal year since our inception. Our losses from operations in 1999 were $3,729,534, our losses from operations in 2000 were $6,647,367, and our losses from operations during the first three-quarters of 2001 were $4,967,433. We will continue to experience a net operating loss until, and if, the titanium processing technology, the jig and/or the Tennessee mineral property begin generating significant revenues. Even if any or all such products or projects begin generating significant revenues, the revenues may not exceed our costs of production and operating expenses. We may not ever realize a profit from operations.

We may not be able to raise sufficient capital to meet future obligations.
---------------------------------------------------------------------------

         As of December 31, 2001, we had approximately $600,000 in cash. In the absence of significant revenue, this amount of capital will likely prove insufficient to complete the testing and additional development work necessary to place the titanium processing technology into continuous operation. In addition, we will likely need additional capital for testing and development of the jig or exploration of the Tennessee mineral property. If we determine to construct and operate a mine on the Tennessee mineral property, we will need to obtain a significant amount of additional capital to complete construction of the mine and commence operations.

         We may not be able to obtain the amount of additional capital needed or may be forced to pay an extremely high price for capital. Factors affecting the availability and price of capital may include the following:

o     market factors affecting the availability and cost of capital generally;
o     our financial results;
o     the amount of our capital needs;
o     the market's perception of mining, technology and/or minerals stocks;
o     the economics of projects being pursued;
o industry perception of our ability to recover and sell minerals with the jig or titanium processing technology or from the Tennessee mineral property; and
o     the price, volatility and trading volume of our common shares.

If we are unable to obtain sufficient capital or are forced to pay a high price for capital, we may be unable to meet future obligations or adequately exploit existing or future opportunities, and may be forced to discontinue operations.

Our competitors may be able to raise money and exploit opportunities more rapidly, easily and thoroughly than we can.
--------------------------------------------------------------------------------

         We have limited financial and other resources and, because of our earlier stage of development, have limited access to capital. We compete or may compete against entities that are much larger than we are, have more extensive resources than we do and have an established reputation and operating history. Because of their size, resources, reputation, history and other factors, certain of our competitors may have better access to capital and other significant resources than we do and, as a result, may be able to exploit acquisition and development opportunities more rapidly, easily or thoroughly than we can.

The issuance of common shares received upon exercise of exchange rights or warrants may place downward pressure on the market price of our common shares and encourage short selling.
--------------------------------------------------------------------------------

         The sale in the open market of common shares issuable upon the exercise of exchange rights under existing and recently terminated notes and warrants may place downward pressure on the market price of our common shares. Speculative traders may anticipate the exercise of exchange rights or warrants and, in anticipation of a decline in the market price of our common shares, engage in short sales of our common shares. Such short sales could further negatively affect the market price of our common shares.

We have pledged substantial assets to secure the Secured Term Note.
-------------------------------------------------------------------

         We have pledged all of the intellectual property, fixed assets and common stock of Altair Nanomaterials, Inc., our second-tier wholly-owned subsidiary, to secure repayment of a $2,000,000 Secured Term Note issued on December 28, 2001. Altair Nanomaterials, Inc. owns and operates the titanium processing technology we acquired from BHP Minerals in 1999. The Secured Term
Note is also secured by a pledge of the common stock and leasehold assets of Mineral Recovery Systems, Inc., which owns and operates our leasehold interests in the Camden, Tennessee area. If we default on the Secured Term Note, severe remedies will be available to the holder of the Secured Term Note, including immediate seizure and disposition of all pledged assets.

Operations using the titanium processing technology, the jig or the Tennessee mineral property may lead to substantial environmental liability.
--------------------------------------------------------------------------------

         Virtually any proposed use of the titanium processing technology, the jig or the Tennessee mineral property would be subject to federal, state and local environmental laws. Under such laws, we may be jointly and severally liable with prior property owners for the treatment, cleanup, remediation and/or removal of any hazardous substances discovered at any property we use. In addition, courts or government agencies may impose liability for, among other things, the improper release, discharge, storage, use, disposal or transportation of hazardous substances. We might use hazardous substances and, if we do, we will be subject to substantial risks that environmental remediation will be required.

Certain of our experts and directors reside in Canada and may be able to avoid civil liability.
--------------------------------------------------------------------------------

         We are an Ontario corporation, and a majority of our directors and our Canadian legal counsel are residents of Canada. As a result, investors may be unable to effect service of process upon such persons within the United States and may be unable to enforce court judgments against such persons predicated upon civil liability provisions of the United States securities laws. It is uncertain whether Canadian courts would (i) enforce judgments of United States courts obtained against us or such directors, officers or experts predicated upon the civil liability provisions of United States securities laws or (ii) impose liability in original actions against Altair or its directors, officers or experts predicated upon United States securities laws.

We are dependent on key personnel.
----------------------------------

         Our continued success will depend to a significant extent on the services of Dr. William P. Long, our President and Chief Executive Officer, and Mr. C. Patrick Costin, our Vice President and President of Fine Gold and MRS. The loss or unavailability of Dr. Long or Mr. Costin could have a material adverse effect on us. We do not carry key man insurance on the lives of Dr. Long or Mr. Costin.

We may issue substantial amounts of additional shares without stockholder approval.
--------------------------------------------------------------------------------

         Our Articles of Incorporation authorize the issuance of an unlimited number of common shares. All such shares may be issued without any action or approval by our stockholders. In addition, we have two stock option plans which have potential for diluting of the ownership interests of our stockholders. The issuance of any additional common shares would further dilute the percentage ownership of Altair held by existing stockholders. Additional common shares could be issued at a lower price per share than the price you are being offered.

The market price of our common shares is extremely volatile.
------------------------------------------------------------

         Our common shares have been listed on the Nasdaq National Market since January 26, 1998. Trading in our common shares has been characterized by a high degree of volatility. Trading in our common shares may continue to be characterized by extreme volatility for numerous reasons, including the following:

o Uncertainty regarding the viability of the titanium processing technology, the jig or the Tennessee mineral property;

o Continued dominance of trading in our common shares by a small number of firms;

o     Positive or negative announcements by us or our competitors;

o Industry trends, general economic conditions in the United States or elsewhere, or the general markets for equity securities, minerals, or commodities; and

o Speculation by short sellers of our common shares or other persons who stand to profit from a rapid increase or decrease in the price of our common shares.

Future sales of currently restricted securities or common shares subject to outstanding options may affect the market price of our common shares.
--------------------------------------------------------------------------------

         In general, Rule 144 of the Securities Act provides that outstanding restricted common shares of Altair may be sold subject to certain conditions beginning one year after issuance and, unless held by an affiliate of Altair, may be sold without limitation beginning two years after issuance. Future sales of currently restricted securities may have a negative effect on the market price of our common shares.

         In addition, shares issued upon exercise of options granted pursuant to our employee stock option plans are presently registered under the Securities Act. Subject to certain restrictions on resale by affiliates, such shares may be sold without restriction. The sale of any substantial number of common shares may have a depressive effect on the market price of our common shares.

We have never declared, and are currently prohibited from declaring, a dividend.
--------------------------------------------------------------------------------

         We have never declared or paid dividends on our common shares. We currently intend to retain any future earnings, if any, for use in our business and, therefore, do not anticipate paying dividends on our common shares in the foreseeable future.

We may not be able to sell nanoparticles produced using the titanium processing technology.
--------------------------------------------------------------------------------

         In the short run, we plan to use the titanium processing technology to produce titanium dioxide ("TiO2") nanoparticles. TiO2 nanoparticles are TiO2 crystals that are approximately one-tenth the size of conventional pigmentary TiO2 particles. Because of their small size, photocatalytic and ultraviolet shielding capabilities and other unique characteristics, TiO2 nanoparticles sell at a much higher price than conventional TiO2 particles and are used in products such as specialty surface coatings, UV protectant cosmetics and battery components.

         TiO2 nanoparticles and other products we intend to initially produce with the titanium processing technology generally must be customized for a specific application working in cooperation with the end user. We are still testing and customizing our TiO2 nanoparticle products for various applications and have no long-term agreements with end users to purchase any of TiO2 nanoparticle products. If we are unable to customize our TiO2 nanoparticle products to the satisfaction of customers or otherwise unable to obtain any long-term commitments from end-users of our TiO2 nanoparticle products, we may be unable to recoup our investment in the titanium processing technology and titanium processing equipment.

         In addition, the uses for such nanoparticles are limited, and the market for such nanoparticles is small, currently estimated at 3,800 tons per annum. In light of the small size of the market, we may not be able to profitably market any proposed nanoparticle products for any of the following reasons:

o        there may be insufficient demand for such products;

o despite strong initial demand for any such products, the market for such products may contract as a result of a decrease in demand for goods incorporating such products or other event;

o        potential   purchasers   may  have  concerns   about  the  quality  and
         performance of our nanoparticle products;

o the increased supply of such products as a result of our entrance into the market may cause the price to drop, reducing or eliminating profitability; and

o competing entities may begin producing, or increase their production of nanoparticles, causing the price to drop or displacing potential sales.

Our costs of production may be too high to permit profitability.
----------------------------------------------------------------

         We have not produced any mineral products using our titanium processing technology and equipment on a commercial basis. Our actual costs of production may exceed those of competitors and, even if our costs of production are lower, competitors may be able to sell TiO2 and other products at a lower price than is economical for Altair.

         In addition, even if our initial costs are as anticipated, the titanium processing equipment may break down, prove unreliable or prove inefficient in a commercial setting. If so, related costs, delays and related problems may cause production of TiO2 nanoparticles and related products to be unprofitable.

We have not completed testing and development of the jig and are presently focusing our resources on other projects.
--------------------------------------------------------------------------------

         We have not completed testing of, or developed a production model of, any series of the jig. We do not expect to complete testing and development of the jig during the coming year and have determined to focus most of our limited resources on the titanium processing technology and the Tennessee mineral property. We may never develop a production model of the jig.

Even if we complete development of the jig, the jig may prove unmarketable and may not perform as anticipated in a commercial operation.
--------------------------------------------------------------------------------

         The designed capacity of the Series 12 jig is too small for coal washing, heavy minerals extraction, and most other intended applications of the jig, except use in small placer gold mines or similar operations. Even if the Series 12 jig is completed and performs to design specifications in subsequent tests or at a commercial facility, we believe that, because of its small capacity, the potential market for the Series 12 jig is limited.

         If we complete development of and begin marketing a production model of the Series 30 jig, it may not prove attractive to potential end users, may be rendered obsolete by competing technologies or may not recover end product at a commercially viable rate. Even if technology included in the jig initially proves attractive to potential end users, performance problems and maintenance issues may limit the market for the jig.

The jig faces competition from other jig-like products and from alternative technologies.
--------------------------------------------------------------------------------

         Various jig-like products and alternative mineral processing technologies perform many functions similar or identical to those for which the jig is designed. Results from further tests or actual operations may reveal that these alternative products and technologies are better adapted to any or all of the uses for which the jig is intended. Moreover, regardless of test results, consumers may view any or all of such alternative products and technologies as technically superior to, or more cost effective than, the jig.

Certain patents for the jig have expired, and those that have not expired may be difficult to enforce.
--------------------------------------------------------------------------------

         All of the initial patents issued on the jig have expired, and we are unable to prevent competitors from copying the technology once protected by such patents. Additional patents related to the process through which water is pulsed through the cylindrical screen on the jig expire beginning in 2010, and patents for an efficiency-enhancing aspect of the cylindrical screen expire during 2018. The cost of enforcing patents is often significant, especially outside of North America. Accordingly, we may be unable to enforce even our patents that have not yet expired.

We have not completed examining the feasibility of mining the Tennessee mineral property.
--------------------------------------------------------------------------------

         We are currently in the process of conducting feasibility testing of the Tennessee mineral property. Because we are at an early stage of testing, we are unable to provide any assurance that mining of the Tennessee mineral property is feasible or to identify all processes that we would need to complete before we could commence a mining operation on the Tennessee mineral property. To the extent early feasibility testing yields positive results, we expect feasibility testing to involve, among other things, the following:

o operating a pilot mining facility to determine mineral recovery efficiencies and the quality of end products;
o additional drilling and sampling in order to more accurately determine the quantity; quality and continuity of minerals on the Tennessee mineral property;
o examining production costs and the market for products produced at the pilot facility;
o        designing any proposed mining facility;
o identifying and applying for the permits necessary for any proposed full-scale mining facility; and
o attempting to secure financing for any proposed full-scale mining facility.

         Our  test  production  at  the  pilot  plant,   economic  analysis  and
additional exploration activities may indicate any of the following:

o that the Tennessee mineral property does not contain heavy minerals of a sufficient quantity, quality or continuity to permit any mining;
o        that production costs exceed anticipated revenues;
o        that  end  products  do  not  meet  market   requirements  or  customer
         expectations;
o that there is an insufficient market for products minable from the Tennessee mineral property; or o that mining the Tennessee mineral property is otherwise not economically or technically feasible.

Even if we conclude that mining is economically and technically feasible on the Tennessee mineral property, we may be unable to obtain the capital, resources and permits necessary to mine the Tennessee mineral property. Market factors, such as a decline in the price of, or demand for, minerals recoverable at the Tennessee mineral property, may adversely affect the development of mining operations on such property. In addition, as we move through the testing process, we may identify additional items that need to be researched and resolved before any proposed mining operation could commence.

We cannot forecast the life of any potential mining operation located on the Tennessee mineral property.
--------------------------------------------------------------------------------

         We have not explored and tested the Tennessee mineral property enough to establish the existence of a commercially minable deposit (i.e. a reserve) on such property. Until such time as a reserve is established (of which there can be no assurance), we cannot provide an estimate as to how long the Tennessee mineral property could sustain any proposed mining operation.

We may be unable to obtain necessary environmental permits and may expend significant resources in order to comply with environmental laws.
--------------------------------------------------------------------------------

         In order to begin construction and commercial mining on the Tennessee mineral property, we must obtain additional federal, state and local permits. We will also be required to conform our operations to the requirements of numerous federal, state and local environmental laws. Because we have not yet commenced design of a commercial mining facility on the Tennessee mineral property, we are not in a position to definitively ascertain which federal, state and local mining and environmental laws or regulations would apply to a mine on the Tennessee mineral property. Nevertheless, we anticipate having to comply with and/or obtain permits under the Clean Air Act, Clean Water Act and Resource Conservation and Recovery Act, in addition to numerous state laws and regulations before commencing construction or operation of a mine on the Tennessee mineral property. We can provide no assurance that we will be able to comply with such laws and regulations or obtain any such permits. In addition, obtaining such permits and complying with such environmental laws and regulations may be cost prohibitive.

The market for commodities produced using the jig or at the Tennessee mineral property may significantly decline.
--------------------------------------------------------------------------------

         If the jig is successfully developed and manufactured on a commercial basis, we intend to use the jig, or lease the jig for use, to separate and recover valuable, heavy mineral particles. Active international markets exist for gold, titanium, zircon and many other minerals potentially recoverable with the jig. Prices of such minerals fluctuate widely and are beyond our control. A significant decline in the price of minerals capable of being extracted by the jig could have significant negative effect on the value of the jig. Similarly, a significant decline in the price of minerals expected to be produced on the Tennessee mineral property could have a significant negative effect on the viability of a mine or processing facility on such property.

                           FORWARD-LOOKING STATEMENTS

         This prospectus contains various forward-looking statements. Such statements can be identified by the use of the forward-looking words "anticipate," "estimate," "project," "likely," "believe," "intend," "expect," or similar words. These statements discuss future expectations, contain projections regarding future developments, operations, or financial conditions, or state other forward-looking information. When considering such forward-looking statements, you should keep in mind the risk factors noted in the previous section and other cautionary statements throughout this prospectus and our periodic filings with the SEC that are incorporated herein by reference. You should also keep in mind that all forward-looking statements are based on management's existing beliefs about present and future events outside of management's control and on assumptions that may prove to be incorrect. If one or more risks identified in this prospectus or any applicable filings materializes, or any other underlying assumptions prove incorrect, our actual results may vary materially from those anticipated, estimated, projected, or intended.

         Among the key factors that may have a direct bearing on our operating results are risks and uncertainties described under "Risk Factors," including those attributable to the absence of operating revenues or profits, uncertainties regarding the development and commercialization of the titanium processing technology and the jig, development risks associated with the Tennessee mineral property and uncertainties regarding our ability to obtain capital sufficient to continue our operations and pursue our proposed business strategy.

                           OUR COMPANY'S COMMON STOCK
                           Price Range of Common Stock

         Beginning on January 26, 1998, our common shares began trading on the Nasdaq National Market under the symbol "ALTIF" (changed to "ALTI" on May 23,
2000) The following table sets forth, for the periods indicated, the high and low sales prices for our common shares, as reported on the Nasdaq National Market.


Fiscal Year Ended December 31, 1999                     Low                 High
                                                        ----------------    ----------------

         1st Quarter                                       $6.063              $9.875
         2nd Quarter                                        4.125               6.875
         3rd Quarter                                        3.875               5.000
         4th Quarter                                        3.453               5.063

Fiscal Year Ended December 31, 2000                     Low                 High
                                                        ----------------    ----------------

         1st Quarter                                       $3.625              $9.469
         2nd Quarter                                       $2.750              $5.625
         3rd Quarter                                       $2.000              $4.469
         4th Quarter                                       $0.719              $3.500


Fiscal Year Ended December 31, 2001                     Low                 High
                                                        ----------------    ----------------

         1st Quarter                                       $1.313              $3.438
         2nd Quarter                                       $2.00               $2.910
         3rd Quarter                                       $1.240              $2.740
         4th Quarter                                       $1.01               $1.80



Fiscal Year Ended December 31, 2002                     Low                 High
                                                        ----------------    ----------------

         1st Quarter
         (through January 14, 2002)                        $1.25               $1.56

The last sale price of the common shares, as reported on the Nasdaq National Market, on January 14, 2002 was $1.30.

                  Outstanding Shares and Number of Shareholders

         As of January 10, 2002, the number of common shares outstanding was 22,744,142, held by approximately 500 holders of record. In addition, as of the same date, we had reserved 5,241,700 common shares for issuance upon exercise of options that have been, or may be, granted under our employee stock option plans and 4,762,007 common shares for issuance upon the exercise of outstanding warrants. In addition, we have issued the Secured Term Note, pursuant to which a presently indeterminable number of additional common shares may be issued.

         Of our outstanding common shares, approximately 1,866,668 were "restricted securities," as defined in Rule 144 as of September January 10, 2002. The resale of substantially all of such restricted securities has been registered under the registration statements of which this prospectus is part.

                                    Dividends

         We have never declared or paid dividends on our common shares. Moreover, we currently intend to retain any future earnings for use in our business and, therefore, do not anticipate paying any dividends on our common shares in the foreseeable future.

                          Transfer Agent and Registrar

         The Transfer Agent and Registrar for our common shares is Equity Transfer Services, Inc., Suite 420, 120 Adelaide Street West, Toronto, Ontario, M5H 4C3.

                        Canadian Taxation Considerations

         Dividends paid on common shares owned by non-residents of Canada are subject to Canadian withholding tax. The rate of withholding tax on dividends under the Income Tax Act (Canada) (the "Act") is 25%. However, Article X of the reciprocal tax treaty between Canada and the United States of America (the "Treaty") generally limits the rate of withholding tax on dividends paid to United States residents to 15%. The Treaty further generally limits the rate of withholding tax to 5% if the beneficial owner of the dividends is a U.S. corporation which owns at least 10% of the voting shares of the company.

         If the beneficial owner of the dividend carries on business in Canada through a permanent establishment in Canada, or performs in Canada independent personal services from a fixed base in Canada, and the shares of stock with respect to which the dividends are paid are effectively connected with such permanent establishment or fixed base, the dividends are taxable in Canada as business profits at rates which may exceed the 5% or 15% rates applicable to dividends that are not so connected with a Canadian permanent establishment or fixed base. Under the provisions of the Treaty, Canada is permitted to apply its domestic law rules for differentiating dividends from interest and other disbursements.

         A capital gain realized on the disposition of our common shares by a person resident in the United States (a "Non-resident") will be subject to tax under the Act if the shares held by the Non-resident are "taxable Canadian property." In general, our common shares will be taxable Canadian property if the particular Non-resident used (or in the case of a Non-resident insurer, used or held) the common shares in carrying on business in Canada or, where at any time during the five-year period immediately preceding the realization of the gain, not less than 25% of the issued and outstanding shares of any class or series of shares of the Company were owned by the particular Non-resident, by persons with whom the particular Non-resident did not deal at arms' length, or by any combination thereof. If the common shares constitute taxable Canadian property, relief nevertheless may be available under the Treaty. Under the Treaty, gains from the alienation of common shares owned by a Non-resident who has never been resident in Canada generally will be exempt from Canadian capital gains tax if the shares do not relate to a permanent establishment or fixed base which the Non-resident has or had in Canada, and if not more than 50% of the value of the shares was derived from real property (which includes rights to explore for or to exploit mineral deposits) situated in Canada.

                                 USE OF PROCEEDS
         All proceeds from any sale of offered shares, less commissions and other customary fees and expenses, will be paid directly to the selling shareholders selling the offered shares. We will not receive any proceeds from the sale of any of the offered shares.

                                    DILUTION
         Our unaudited net tangible book value at September 30, 2001 was $3,716,444, or approximately $.18 per each of the 20,578,909 common shares then outstanding. Accordingly, new investors who purchase shares may suffer an immediate dilution of the difference between the purchase price per share and approximately $.18 per share.

         As of January 10, 2002, there were outstanding warrants and options to purchase up to 10,003,707 common shares. The existence of such warrants and options may hinder future equity offerings by us, and the exercise of such warrants and options may have an adverse effect on the prevailing market price of the common shares. Furthermore, the holders of warrants and options may exercise them at a time when we would otherwise be able to obtain additional equity capital on terms more favorable to us.

                              SELLING SHAREHOLDERS

         All of the offered shares are to be sold by persons who are existing security holders of Altair. The selling shareholders acquired their shares, warrants and Secured Term Note in private placements of (i) 700,000 common shares and 1,750,000 warrants that we completed between December 15, 2001 and December 27, 2001, (ii) the Secured Term Note, 200,000 warrants and up to 500,000 contingent warrants that we completed on December 28, 2001, (iii) 25,000 warrants that we completed on November 1, 2001, (iv) 1,266,668 common shares and 1,266,668 warrants that we completed between June 18, 2001 and July 23, 2001,
(v) 300,000 warrants that we completed on June 7, 2001, (vi) 50,000 warrants that we completed on May 21, 2001, (vii) 165,000 common shares and 82,500 warrants that we completed on March 26, 2001, (viii) 350,000 warrants that we completed on December 15, 2000 (ix) 50,000 common shares and 50,000 warrants that we completed on August 22, 2000, (x) 325,339 warrants that we completed on March 31, 2000, (xi) 75,000 warrants that we completed on February 15, 2000,
(xii) 125,000 common shares and 125,000 warrants that we completed on August 4, 2000, and (xiii) 100,000 shares that we completed on December 29, 1997.


         Of the common shares offered hereby, 3,013,186 are currently owned by the selling shareholders and 5,099,057 are issuable upon exercise of outstanding warrants. The remaining 550,000 offered shares relate to the Secured Term Note, the monthly interest payment of which is convertible into common shares if not paid in cash by Altair. Because we are required to redeem all interest payments under the Secured Term Note in cash if the market price of our common shares is below $1.00 per share, we believe that the maximum number of common shares that may be issued in connection with the Secured Term Note is 367,269 shares.

         For purposes of this prospectus, we have assumed that the number of shares issuable upon exercise of each of the warrants is the number stated on the face thereof. The number of shares issuable upon exercise of the warrants, and available for resale hereunder, is subject to adjustment and could materially differ from the estimated amount depending on the occurrence of a stock split, stock dividend, or similar transaction resulting in an adjustment in the number of shares subject to the warrants.

                  Beneficial Ownership of Selling Shareholders

         The table that begins on the top of the next page sets forth, as of the date of this prospectus:

o        the name of each selling shareholder,
o certain beneficial ownership information with respect to the selling shareholders,

o the number of shares that may be sold from time to time by each selling shareholder pursuant to this prospectus, and

o the amount (and, if one percent or more, the percentage) of common shares to be owned by each selling shareholder if all offered shares are sold.

Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. Common shares that are issuable upon the exercise of outstanding options, warrants or other purchase rights, to the extent exercisable within 60 days of the date of this prospectus, are treated as outstanding for purposes of computing each selling shareholder's percentage ownership of outstanding common shares.


                                                                                            Shares Beneficially Owned
                                         Beneficial Ownership                                 upon Completion of the
                                          Prior to Offering                                        Offering(1)
                                   ---------------------------------                       -----------------------------
      Beneficial Owner                Number of         Percent(2)        Number of         Number of      Percent(2)
                                                                        Shares Being
                                       Shares                              Offered           Shares
------------------------------     ----------------    -------------    --------------     ------------    ------------

Louis Schnur                          4,347,500(3)          9.9%(4)         4,347,500           0              --

Doral 18, LLC                         1,456,518(5)          4.9%(6)         2,550,000           0              --
     David White**
     John Fern**

MBRT Trust(7)                           412,500(8)          1.8%              350,000        62,500             *
     Shayne Davis**

Adams Capital Management                350,000(9)          1.5%              350,000           0              --
LTD  and
S. Kent Lauson, DDS, M/S.
Retirement Fund
     S. Kent Lauson**


Gibson Family Limited                   253,834(10)         1.1%              233,334        20,500            --
Partnership
     Tom Gibson**

Anderson LLC                            250,261(11)         1.1%              250,261           0              --
     David Sims**

Brandon Harrison                        133,334(12)          *                133,334           0              --

Rebecca Long(13)                        186,691(14)          *                133,334        53,357            --

Thomas L. Long                          187,834(16)          *                133,334        54,500            --
UWYUTMA (15)
     William R. Marsh**

De Jong & Associates, Inc.               75,000(17)          *                 75,000           0              --
     Ron de Jong**

Ladenburg   Thalmann  &  Co.,            75,078(18)          *                 75,078           0              --
Inc.

The Shemano Group, Inc.                  50,000(19)          *                 50,000           0              --
     Gary Shemano**

Murilyn Tulio                            22,500(20)          *                 22,500           0              --

Sandra Versacce                           2,500(21)          *                  2,500           0              --


All Selling  Shareholders  as         7,943,550(22)        28.5%            8,662,693       190,857            *
a Group
---------------------

*        Represents less than one percent of the outstanding common shares.
** Such individual has authority to make voting and investment decisions with respect to the securities of Altair held by the entity listed above such individual's name. Where two or more individuals are listed, each has such authority acting without the other.

(1) Assuming the sale by each selling shareholder of all of the shares offered hereunder by such selling shareholder. There can be no assurance that any of the shares offered hereby will be sold.
(2) The percentages set forth above have been computed assuming the number of common shares outstanding equals the sum of (a) 22,744,142, which is the number of common shares actually outstanding on January 10, 2002, and (b) common shares subject to exercisable warrants and exchange rights with respect to which such percentage is calculated.
(3) Includes 2,582,500 common shares issuable by us upon the exercise of warrants held by Mr. Schnur, all of which are offered pursuant to this prospectus.
(4) Under the terms of the Warrants held by Mr. Schnur, the holder many not exercise any Warrants if, after such exercise, he/it would beneficially own more than 9.999% of the outstanding common shares. But for the effect of such provision, Mr. Schnur would beneficially own 17% of the outstanding common shares.
(5) Includes 850,000 common shares issuable by us upon the exercise of warrants held by Doral 18, LLC, all of which are offered pursuant to this prospectus. Does not include shares issuable upon the exercise of a contingent warrant for 500,000 common shares that vests with respect to 25,000 common shares on the day following the first time after the December 31, 2001 the closing price of our common shares exceeds $2.00 for ten consecutive trading days and, thereafter, vests with respect to an additional 25,000 common shares, up to a maximum of 500,000 Common Shares, the day following the first time the closing price of the common shares exceeds a number greater than $2.00 that is evenly divisible by .5 (e.g. $2.50, $3.00., $3.50) for ten consecutive trading days. Also does not include common shares that may be issuable upon the exercise of exchange rights that may accrue in the future under the Secured Term Note. If we elect not to redeem monthly interest payments under the $2,000,000 Secured Term Note on each due date, the holder of the Secured Term Note will automatically receive the right to exchange (immediately or at any later date during the term) such amount into common shares at an exchange price equal to 75% of the average closing price of the common shares as reported by Bloomberg for the five preceding trading days. As required by a registration rights agreement with Doral, we have registered 500,000 common shares with respect to the contingent warrant and 550,000 common shares on behalf of Doral with respect to the Secured Term Note.
(6) Under the terms of the Secured Term Note and warrants held by Doral, Doral is prohibited from exercising any accrued exchange rights or warrants if, after such exercise, it would beneficially own more than 4.999% of the outstanding common shares.

(7) The MBRT Trust is an irrevocable trust established by William P. Long, President of the Company, and is administered by an independent trustee for the benefit of the children of Mr. Long. Mr. Long disclaims any beneficial interest in the common shares owned by the MBRT Trust.
(8) Includes 125,000 common shares issuable by us upon the exercise of warrants held by such entity.
(9) Includes 250,000 common shares issuable by us upon the exercise of warrants held by such person.
(10) Includes 116,667 common shares issuable by us upon the exercise of warrants held by such entity.
(11) Includes 250,261 common shares issuable by us upon the exercise of warrants held by such entity.
(12) Includes 66,667 common shares issuable by us upon the exercise of warrants held by such person.
(13) Rebecca Long is the daughter of William P. Long, President of Altair, but is not a minor.
(14) Includes 66,667 common shares issuable by us upon the exercise of warrants held by such person.
(15) Thomas Long is the son of William P. Long, President of Altair, and the Thomas L. Long UWYUTMA is administered by William R. Marsh on behalf of Thomas L. Long.
(16) Includes 66,667 common shares issuable by us upon the exercise of warrants held by such person.
(17) Includes 75,000 common shares issuable by us upon the exercise of warrants held by such entity.
(18) Includes 75,078 common shares issuable by us upon the exercise of warrants held by such entity.
(19) Includes 50,000 common shares issuable by us upon the exercise of warrants held by such entity.
(20) Includes 22,500 common shares issuable by us upon the exercise of warrants held by such person.
(21) Includes 2,500 common shares issuable by us upon the exercise of warrants held by such person.
(22) Includes 5,099,507 common shares issuable by us upon the exercise of warrants held by the selling shareholders.

         We believe that the selling shareholders who are individuals have sole voting and investment power with respect to all shares shown as beneficially owned by them. We believe that voting and investment power with respect to shares shown as beneficially owned by selling shareholders who are entities resides with the individuals identified in the preceding table. There can be no assurance that any of the shares offered hereby will be sold.

             Private Placement of Shares, Warrants and Secured Note

Louis Schnur
------------

         Louis Schnur acquired 600,000 common shares and 1,500,000 warrants in a private placement pursuant to the terms of a stock purchase agreement dated as of December 14, 2001. The 1,500,000 warrants include the following:

o 600,000 Series 2001C warrants entitling the holder to purchase one common share at an exercise price of $1.50 per share at any time prior to the earlier of (i) December 14, 2006, and (ii) the 180th day following the date on which the closing price of the common shares on the Nasdaq National Market has equaled or exceeded U.S. $2.50 for 10 days, whether or not consecutive.

o 600,000 Series 2001D warrants entitling the holder to purchase one common share at an exercise price of $2.00 per share at any time prior to the earlier of (i) December 14, 2006, and (ii) the 180th day following the date on which the closing price of the common shares on the Nasdaq National Market has equaled or exceeded U.S. $3.00 for 10 days, whether or not consecutive; and

o 300,000 Series 2001E warrants entitling the holder to purchase one common share at an exercise price of $2.50 per share at any time prior to the earlier of (i) December 14, 2006, and (ii) the 180th day following the date on which the closing price of the common shares on the Nasdaq National Market has equaled or exceeded U.S. $3.50 for 10 days, whether or not consecutive.

         Mr. Schnur acquired 200,000 common shares and 200,000 warrants in a private placement pursuant to the terms of a stock purchase agreement dated as of July 23, 2001. The 200,000 warrants include 100,000 Series 2001A warrants entitling the holder to purchase one common share at an exercise price of $2.50 per share at any time prior to the earlier of (i) July 23, 2006, and (ii) the date sixty days following the fifth day (whether or not consecutive) the closing price of the common shares equals or exceeds $3.50 and 100,000 Series 2001B warrants entitling the holder to purchase one common share at an exercise price of $3.50 per share at any time prior to the earlier of (i) July 23, 2006, and
(ii) the date sixty days following the fifth day (whether or not consecutive) the closing price of the common shares equals or exceeds $4.50.

         Mr. Schnur acquired 800,000 common shares and 800,000 warrants in a private placement pursuant to the terms of a stock purchase agreement dated as of June 19, 2001. The 800,000 warrants include 400,000 Series 2001A warrants entitling the holder to purchase one common share at an exercise price of $2.50 per share at any time prior to the earlier of (i) June 19, 2006, and (ii) the date sixty days following the fifth day (whether or not consecutive) the closing price of the common shares equals or exceeds $3.50 and 400,000 Series 2001 B warrants entitling the holder to purchase one common share at an exercise price of $3.50 per share at any time prior to the earlier of (i) June 19, 2006, and
(ii) the date sixty days following the fifth day (whether or not consecutive) the closing price of the common shares equals or exceeds $4.50.

         Louis Schnur acquired 165,000 common shares and 82,500 Series 2000A warrants in a private placement pursuant to the terms of a stock purchase agreement dated as of March 26, 2001. The 82,500 Series 2000A warrants permit the holder to purchase up to 82,500 common shares at an exercise price of $5.00 at any time prior to the earlier of (i) March 26, 2006, and (ii) the date thirty days following the fifth day (whether or not consecutive) the closing price of the common shares equals or exceeds $8.00.

All of the warrants held by Mr. Schnur include standard anti-dilution provisions pursuant to which the exercise price and number of shares issuable thereunder is adjusted proportionately in the event of a stock split, stock dividend, recapitalization or similar transaction. In addition, all of the warrants held by Mr. Schnur contain a provision which provides that the holder may not exercise the warrant if such exercise would result in the holder, together with any affiliate thereof, beneficially owning in excess of 9.999% of our then issued and outstanding common shares. The shares that may be offered pursuant to this prospectus include the common shares issued to Mr. Schnur and issuable upon the exercise of the warrants held by Mr. Schnur.

Doral 18, LLC
-------------

         On December 28, 2001, pursuant to a note termination and issued agreement, we issued Doral 18, LLC a warrant to purchase 200,000 common shares, a contingent warrant to purchase up to 500,000 common shares and a $2,000,000 Secured Term Note in connection with the termination of our $7,000,000 10% Asset-Backed Exchangeable Term Note.

         The Secured Term Note is in the principal amount of $2,000,000 and bears interest at a rate of 11% per annum. Under the Secured Term Note, we are required to make monthly interest payments on or before the 28th day of each calendar month. If we do not make interest payments in cash on or before the due date, the holder will receive the right to exchange the amount of the monthly interest payment into common shares at a price equal to 75% of the average closing price of the common shares as reported by Bloomberg for the five preceding trading days. Under certain circumstances specified in the Secured Term Note, we are required to make interest payments in cash. The principal amount of the Note is not subject to exchange for common shares. The entire principal balance is due in full on March 31, 2003. We may prepay the Secured Term Note subject to a prepayment penalty equal to 5% of the principal amount being prepaid. Pursuant to a Registration Rights Agreement we have registered, and Doral is permitted to offer and sale pursuant to this prospectus, 550,000 common shares issuable upon the exercise of exchange rights that may accrue under the Secured Term Note. Because we are required to redeem all interest payments under the Secured Term Note in cash if the market price of our common shares is below $1.00 per share, we believe that the maximum number of common shares that may be issued in connection with the Secured Term Note is 367,269 shares.

         The 200,000 warrants issued to Doral in connection with the Secured Term Note have an exercise price of $1.50 per share and are and exercisable at any time on or before December 15, 2006.

         Of the 500,000 contingent warrants issued to Doral in connection with the Secured Term Note, 25,000 vest on the day following the first time after the December 31, 2001 the closing price of our common shares exceeds $2.00 for ten consecutive trading days. Thereafter, 25,000 additional warrants vest, up to a maximum of 500,000 warrants, on the day following the first time the closing price of the common shares exceeds a number greater than $2.00 that is evenly divisible by .5 (e.g. $2.50, $3.00., $3.50) for ten consecutive trading days. By way of illustration, if the closing price is $4.01 for ten consecutive trading days, the total number of warrants that shall have vested is 125,000 shares. Each vested contingent warrant permits the holder to purchase one common share at an exercise price of $.01 per share. The contingent warrants expire on the later of (i) March 31, 2003, or (ii) the date we pay the Secured Term Note in full.

         On June 7, 2001, Doral acquired warrants to purchase 300,000 common shares in a private placement in connection with an amendment to the now-terminated 10% Asset Backed Exchangeable Term Note. The warrants permit the holder to purchase up to 300,000 common shares at an exercise price of $1.50 at any time prior to the earlier of (i) December 15, 2005, and (ii) the date sixty days following the fifth day (whether or not consecutive) the closing price of the common shares equals or exceeds $12.00.

         On December 15, 2001, Doral acquired warrants to purchase 350,000 common shares in a private placement in connection with the original issuance of the now-terminated 10% Asset Backed Exchangeable Term Note. The warrants permit the holder to purchase up to 350,000 common shares at an exercise price of $1.50 at any time prior to the earlier of (i) December 15, 2005, and (ii) the date sixty days following the fifth day (whether or not consecutive) the closing price of the common shares equals or exceeds $12.00.

         All of the warrants held by Doral include standard anti-dilution provisions pursuant to which the exercise price and number of common shares issuable thereunder are adjusted proportionately in the event of a stock split, stock dividend, recapitalization or similar transaction. The shares that may be offered pursuant to this prospectus include the common shares issuable upon the exercise of the warrants held by Doral and upon exercise of any exchange rights that may accrue under the Secured Term Note.

         Pursuant to a registration rights agreement dated as of December 28, 2001 and entered into in conjunction with the note termination and issuance agreement, we are obligated to file a registration statement registering the common shares issuable upon the exercise of Secured Term Note and warrants held by Doral.

         The common shares issuable upon exercise of the 350,000 warrants issued to Doral on December 15, 2001 were previously registered on registration statement no. 333-54092.

MBRT Trust
----------

         MBRT Trust, an irrevocable trust for the benefit of the children of William P. Long, President of the Company, acquired 125,000 common shares and
125,000 warrants in a private placement pursuant to the terms of a stock purchase agreement dated as of August 4, 2000. The 125,000 warrants include 62,500 Series 2000B warrants entitling the holder to purchase one common share at an exercise price of $5.00 at any time prior to the earlier of (i) July 9, 2006, and (ii) the date thirty days following the fifth day (whether or not consecutive) the closing price of the common shares equals or exceeds $7.00 and 62,500 Series 2000C warrants entitling the holder to purchase one common share at an exercise price of $4.00 at any time prior to the earlier of (i) July 9, 2006, and (ii) the date thirty days following the fifth day (whether or not consecutive) the closing price of the common shares equals or exceeds $6.00. The warrants include standard anti-dilution provisions pursuant to which the exercise price and number of shares issuable thereunder is adjusted proportionately in the event of a stock split, stock dividend, recapitalization or similar transaction.

         Pursuant to a registration rights agreement dated as of August 4, 2000 and entered into in conjunction with the MBRT purchase agreement, we are obligated to file a registration statement registering the common shares, and shares issuable upon the exercise of warrants, acquired by the MBRT Trust on August 4, 2000.

         The shares that may be offered pursuant to this prospectus include the 125,000 shares issued to MBRT Trust and the 125,000 shares issuable upon the exercise of the warrants. Such shares were previously registered on registration statement no. 333-54092. In addition, the shares that may be offered pursuant to this prospectus include 100,000 shares acquired by MBRT Trust in a private placement completed on December 29, 1997 and previously registered on registration statement no. 333-45511.

Adams Capital Management Ltd. and S. Kent Lauson, DDS, MS. Retirement Fund
---------------------------------------------------------------------------

         Adams Capital Management Ltd. and S. Kent Lauson, DDS, MS. Retirement Fund collectively acquired 100,000 common shares and 250,000 warrants in a private placement pursuant to the terms of a stock purchase agreement dated as of December 27, 2001. The 250,000 warrants include the following:

o 100,000 Series 2001C warrants entitling the holder to purchase one common share at an exercise price of $1.50 per share at any time prior to the earlier of (i) December 27, 2006, and (ii) the 180th day following the date on which the closing price of the common shares on the Nasdaq National Market has equaled or exceeded U.S. $2.50 for 10 days, whether or not consecutive.

o 100,000 Series 2001D warrants entitling the holder to purchase one common share at an exercise price of $2.00 per share at any time prior to the earlier of (i) December 27, 2006, and (ii) the 180th day following the date on which the closing price of the common shares on the Nasdaq National Market has equaled or exceeded U.S. $3.00 for 10 days, whether or not consecutive; and

o 50,000 Series 2001E warrants entitling the holder to purchase one common share at an exercise price of $2.50 per share at any time prior to the earlier of (i) December 27, 2006, and (ii) the 180th day following the date on which the closing price of the common shares on the Nasdaq National Market has equaled or exceeded U.S. $3.50 for 10 days, whether or not consecutive.

The warrants include standard anti-dilution provisions pursuant to which the exercise price and number of shares issuable thereunder is adjusted proportionately in the event of a stock split, stock dividend, recapitalization or similar transaction. The shares that may be offered pursuant to this prospectus include the 100,000 common shares issued to Adams Capital Management Ltd. and S. Kent Lauson, DDS, MS. Retirement Fund and the common shares issuable upon the exercise of the warrants.


Gibson Family Limited Partnership
---------------------------------

         Gibson Family Limited Partnership acquired 66,667 shares and 66,667 warrants in a private placement pursuant to the terms of a stock purchase agreement dated as of June 18, 2001. The 66,667 warrants include 33,334 Series 2001A warrants entitling the holder to purchase one common share at an exercise price of $2.50 at any time prior to the earlier of (i) June 18, 2006, and (ii) the date sixty days following the fifth day (whether or not consecutive) the closing price of the common shares equals or exceeds $3.50 and 33,334 Series 2001B warrants entitling the holder to purchase one common share at an exercise price of $3.50 at any time prior to the earlier of (i) June 18, 2006, and (ii) the date sixty days following the fifth day (whether or not consecutive) the closing price of the common shares equals or exceeds $4.50. The warrants include standard anti-dilution provisions pursuant to which the exercise price and number of shares issuable thereunder is adjusted proportionately in the event of a stock split, stock dividend, recapitalization or similar transaction.

         Gibson Family Limited Partnership acquired 50,000 shares and 50,000 warrants in a private placement pursuant to the terms of a stock purchase agreement dated as of August 22, 2000. The 50,000 warrants include 25,000 Series 2000B warrants entitling the holder to purchase one common share at an exercise price of $5.00 at any time prior to the earlier of (i) July 9, 2006, and (ii) the date thirty days following the fifth day (whether or not consecutive) the closing price of the common shares equals or exceeds $7.00 and 25,000 Series 2000C warrants entitling the holder to purchase one common share at an exercise price of $4.00 at any time prior to the earlier of (i) July 9, 2006, and (ii) the date thirty days following the fifth day (whether or not consecutive) the closing price of the common shares equals or exceeds $6.00. The warrants include standard anti-dilution provisions pursuant to which the exercise price and number of shares issuable thereunder is adjusted proportionately in the event of a stock split, stock dividend, recapitalization or similar transaction.

         The shares that may be offered pursuant to this prospectus include the 116,667 common shares issued to the Gibson Family Limited Partnership and the common shares issuable upon the exercise of the warrants.

         Pursuant to a registration rights agreement dated as of August 22, 2000 and entered into in conjunction with the Gibson Family purchase agreement, we are obligated to file a registration statement registering the common shares, and shares issuable upon the exercise of warrants, acquired by the Gibson Family Limited Partnership on August 22, 2000. The common shares issued on August 22, 2000 and issuable upon exercise of the 50,000 warrants issued to the Gibson Family Limited Partnership on such date were previously registered on registration statement no. 333-54092.

Anderson LLC
------------

         Anderson LLC acquired 250,261 warrants in a private placement pursuant to the terms of a common stock purchase agreement dated as of March 31, 2000. Pursuant to the Anderson purchase agreement, we granted Anderson warrants to purchase 250,261 shares at an exercise of $6.75 per share (or pursuant to a cashless exercise provision) at any time on or before March 31, 2003. The cashless exercise provision permits the holder, in lieu of paying the exercise price, to tender the warrant certificate and receive a number of common shares equal in market value (defined to be the previous 10 days average closing bid price) to the difference between the aggregate market value of the common shares issuable upon exercise of the warrant, and the aggregate cash exercise price of the common shares issuable upon exercise of the warrant.

         The warrants include standard anti-dilution provisions pursuant to which the exercise price and number of shares issuable thereunder is adjusted proportionately in the event of a stock split, stock dividend, recapitalization or similar transaction. The shares that may be offered pursuant to this prospectus include the common shares issuable upon the exercise of the warrants. The common shares issuable upon exercise of the warrants were previously registered on registration statement no. 333-36462.

Brandon Harrison
----------------

         Brandon Harrison acquired 66,667 shares and 66,667 warrants in a private placement pursuant to the terms of a stock purchase agreement dated as of June 21, 2001. The 66,667 warrants include 33,334 Series 2001A warrants entitling the holder to purchase one common share at an exercise price of $2.50 at any time prior to the earlier of (i) June 21, 2006, and (ii) the date sixty days following the fifth day (whether or not consecutive) the closing price of the common shares equals or exceeds $3.50 and 33,334 Series 2001B warrants entitling the holder to purchase one common share at an exercise price of $3.50 at any time prior to the earlier of (i) June 21, 2006, and (ii) the date sixty days following the fifth day (whether or not consecutive) the closing price of the common shares equals or exceeds $4.50. The warrants include standard anti-dilution provisions pursuant to which the exercise price and number of shares issuable thereunder is adjusted proportionately in the event of a stock split, stock dividend, recapitalization or similar transaction.

         The shares that may be offered pursuant to this prospectus include the 66,667 common shares issued to the Mr. Harrison and the common shares issuable upon the exercise of the warrants.

Rebecca Long
------------

         Rebecca Long acquired 66,667 shares and 66,667 warrants in a private placement pursuant to the terms of a stock purchase agreement dated as of July 10, 2001. The 66,667 warrants include 33,334 Series 2001A warrants entitling the holder to purchase one common share at an exercise price of $2.50 at any time prior to the earlier of (i) July 10, 2006, and (ii) the date sixty days following the fifth day (whether or not consecutive) the closing price of the common shares equals or exceeds $3.50 and 33,334 Series 2001B warrants entitling the holder to purchase one common share at an exercise price of $3.50 at any time prior to the earlier of (i) July 10, 2006, and (ii) the date sixty days following the fifth day (whether or not consecutive) the closing price of the common shares equals or exceeds $4.50. The warrants include standard anti-dilution provisions pursuant to which the exercise price and number of shares issuable thereunder is adjusted proportionately in the event of a stock split, stock dividend, recapitalization or similar transaction.

         The shares that may be offered pursuant to this prospectus include the 66,667 common shares issued to the Ms. Long and the common shares issuable upon the exercise of the warrants.

Thomas Long
-----------

         Thomas Long acquired 66,667 shares and 66,667 warrants in a private placement pursuant to the terms of a stock purchase agreement dated as of July 10, 2001. The 66,667 warrants include 33,334 Series 2001A warrants entitling the holder to purchase one common share at an exercise price of $2.50 at any time prior to the earlier of (i) July 10, 2006, and (ii) the date sixty days following the fifth day (whether or not consecutive) the closing price of the common shares equals or exceeds $3.50 and 33,334 Series 2001B warrants entitling the holder to purchase one common share at an exercise price of $3.50 at any time prior to the earlier of (i) July 10, 2006, and (ii) the date sixty days following the fifth day (whether or not consecutive) the closing price of the common shares equals or exceeds $4.50. The warrants include standard anti-dilution provisions pursuant to which the exercise price and number of shares issuable thereunder is adjusted proportionately in the event of a stock split, stock dividend, recapitalization or similar transaction.

         The shares that may be offered pursuant to this prospectus include the 66,667 common shares issued to the Mr. Long and the common shares issuable upon the exercise of the warrants.

De Jong and Associates
----------------------

         De Jong & Associates, Inc. acquired 75,000 warrants in a private placement pursuant to the terms of a consulting agreement dated as of February 15, 2000 in consideration of consulting services provided to us by de Jong. The warrants have an exercise price of $4.00 per share and are exercisable at any time on or before February 15, 2003. The warrants include standard anti-dilution provisions pursuant to which the exercise price and number of shares issuable thereunder is adjusted proportionately in the event of a stock split, stock dividend, recapitalization or similar transaction. The shares that may be offered pursuant to this prospectus include the shares issuable upon the exercise of such warrants. The common shares issuable upon exercise of the warrants were previously registered on registration statement no. 333-36462.

Ladenburg Thalmann & Co., Inc.
------------------------------

         On March 31, 2000, we granted Ladenburg Thalmann & Co., Inc. 75,078 Series N Warrants in return for serving as placement agent in connection with a private placement of common shares as of March 31, 2000. The warrants permit Ladenburg to purchase up to 75,078 shares at an exercise price of $6.75 (or pursuant to a cashless exercise provision) at any time on or before the earlier of (i) March 31, 2003 and (ii) the date thirty days following the fifth day (whether or not consecutive) the closing price of a common share on the Nasdaq National Market equals or exceeds $9.00. The cashless exercise provision permits the holder, in lieu of paying the exercise price, to tender the warrant certificate and receive a number of common shares equal in market value (defined to be the previous 10 days average closing bid price) to the difference between the aggregate market value of the common shares issuable upon exercise of the warrant, and the aggregate cash exercise price of the common shares issuable upon exercise of the warrant.

         The warrants include standard anti-dilution provisions pursuant to which the exercise price and number of shares issuable thereunder is adjusted proportionately in the event of a stock split, stock dividend, recapitalization or similar transaction. The shares that may be offered pursuant to this prospectus include the common shares issuable upon the exercise of the warrant. The common shares issuable upon exercise of the warrants were previously registered by the Company on registration statement no. 333-36462.

The Shemano Group, Inc.
-----------------------

         The Shemano Group acquired 50,000 warrants in a private placement pursuant to the terms of a Consulting Agreement dated May 21, 2001 in exchange for services provided to us. The 50,000 Series 2001F warrants entitle the holder to purchase one common share at an exercise price of $3.36 at any time prior to May 1, 2006. The warrants include standard anti-dilution provisions pursuant to which the exercise price and number of shares issuable thereunder is adjusted proportionately in the event of a stock split, stock dividend, recapitalization or similar transaction. The shares that may be offered pursuant to this prospectus include the common shares issuable upon the exercise of the warrants.

Murilyn Tulio
-------------

         Murilyn Tulio acquired 22,500 warrants in a private placement pursuant to the terms of a public relations letter of agreement dated November 1, 2001 in exchange for services provided to us. The 22,500 Series 2001G warrants entitle the holder to purchase one common share at an exercise price of $2.00 at any time prior to November 1, 2004. The warrants include standard anti-dilution provisions pursuant to which the exercise price and number of shares issuable thereunder is adjusted proportionately in the event of a stock split, stock dividend, recapitalization or similar transaction. The shares that may be offered pursuant to this prospectus include the common shares issuable upon the exercise of the warrants.

Sandra Versacce
---------------

         Sandra Versacce acquired 2,500 warrants in a private placement pursuant to the terms of a public relations letter of agreement dated November 1, 2001 in exchange for services provided to us. The 2,500 Series 2001G warrants entitle the holder to purchase one common share at an exercise price of $2.00 at any time prior to November 1, 2004. The warrants include standard anti-dilution provisions pursuant to which the exercise price and number of shares issuable thereunder is adjusted proportionately in the event of a stock split, stock dividend, recapitalization or similar transaction. The shares that may be offered pursuant to this prospectus include the common shares issuable upon the exercise of the warrants.

                              PLAN OF DISTRIBUTION

         The Shares. The shares offered by this prospectus may be sold from time to time by the selling shareholders, who consist of the persons named as "selling shareholders" above and those persons' pledgees, donees, transferees or other successors in interest. The selling shareholders may sell the offered shares on the Nasdaq National Market, or otherwise, at market prices or at negotiated prices. They may sell shares by one or a combination of the following:

          o a block trade in which a broker or dealer so engaged will attempt to sell the offered shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
          o purchases by a broker or dealer as principal and resale by the broker or dealer for its account pursuant to this prospectus;
          o ordinary brokerage transactions and transactions in which a broker solicits purchasers;
          o an exchange distribution in accordance with the rules of such exchange;
          o  privately negotiated transactions;
          o if such a sale qualifies, in accordance with Rule 144 promulgated under the Securities Act rather than pursuant to this prospectus; or
          o  any other method permitted pursuant to applicable law.

          The selling shareholders may also sell shares by means of short sales. Short sales involve the sale by a selling shareholder, usually with a future delivery date, of common shares that the seller does not own. Covered short sales are sales made in an amount not greater than the number of shares subject to the short seller's warrant, exchange right or other right to acquire common shares. A selling shareholder may close out any covered short position by either exercising its warrants or exchange rights to acquire common shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, a selling shareholder will likely consider, among other things, the price of common shares available for purchase in the open market as compared to the price at which it may purchase common shares pursuant to its warrants or exchange rights.

          Naked short sales are any sales in excess of the number of shares subject to the short seller's warrant, exchange right or other right to acquire common shares. A selling shareholder must close out any naked position by purchasing shares. A naked short position is more likely to be created if a selling shareholder is concerned that there may be downward pressure on the price of the common shares in the open market.

          The existence of a significant number of short sales generally causes the price of the common shares to decline, in part because it indicates that a number of market participants are taking a position that will profitable only if the price of the common shares declines. Purchases to cover short sales may, however, increase the demand for the common shares and have the effect of raising or maintaining the price of the common shares.

          In making sales, brokers or dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts from such selling shareholders in amounts to be negotiated prior to the sale. Such selling shareholders and any broker-dealers that participate in the distribution may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933, and any proceeds or commissions received by them, and any profits on the resale of shares sold by broker-dealers, may be deemed to be underwriting discounts and commissions. If a selling shareholder notifies us that a material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a prospectus supplement, if required pursuant to the Securities Act of 1933, setting forth:

          o the name of each of the participating  broker-dealers,
          o the number of shares involved,
          o the price at which the offered shares were sold,
          o the commissions paid or discounts or concessions allowed to the broker-dealers, where applicable;
          o a statement to the effect that the broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and
          o any other facts material to the transaction.

          General. We are paying the expenses incurred in connection with preparing and filing this prospectus and the registration statement to which it relates, other than selling commissions. In addition, in the event a selling shareholder effects a short sale of common shares, this prospectus may be delivered in connection with such short sale and the shares offered by this prospectus may be used to cover such short sale. To the extent, if any, that a selling shareholder may be considered an "underwriter" within the meaning of the Securities Act, the sale of the shares by it shall be covered by this prospectus.

         We have not retained any underwriter, broker or dealer to facilitate the offer or sale of the offered shares offered hereby. We will pay no underwriting commissions or discounts in connection therewith, and we will not receive any proceeds from the sale of the offered shares.

         In order to comply with the securities laws of certain states, if applicable, the offered securities will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the offered shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available.

                        DESCRIPTION OF OFFERED SECURITIES

         For a description of the common shares offered hereunder, please refer to the description of the common shares provided in the Registration Statement on Form 10-SB we filed with the SEC on November 25, 1996.

                                  LEGAL MATTERS
         The validity of the shares being offered hereby is being passed upon for us by Goodman and Carr LLP, Ontario, Canada.

                                     EXPERTS
         The financial statements and schedules included in our Annual Report on Form 10-K for the year ended December 31, 2000, as amended, and incorporated by reference in this prospectus have been audited by Deloitte & Touche LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
         As permitted by SEC rules, this prospectus does not contain all of the information that prospective investors can find in the Registration Statement or the exhibits to the Registration Statement. The SEC permits us to incorporate by reference into this prospectus information filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except as superseded or modified by information contained directly in this prospectus or in a subsequently filed document that also is (or is deemed to be) incorporated herein by reference.

         This prospectus incorporates by reference the documents set forth below that we (File No. 1-12497) have previously filed with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"). These documents contain important information about the Company and its financial condition.

(a) Our Annual Report on Form 10-K for the year ended December 31, 2000, filed with the SEC on April 2, 2001, as amended by Amendment No. 4 on Form 10-K/A filed with the SEC on June 8, 2001

(b) Our Current Report on Form 8-K filed with the SEC on March 23, 2001, as amended by an Amendment No. 1 on Form 8-K/A filed with the SEC on March 28, 2001.

(c) Our Current Report on Form 8-K/A filed with the SEC on December 26, 2000, as amended by an Amendment No.1 on Form 8-K/A filed with the SEC on April 18, 2001, as amended by an Amendment No.2 on Form 8-K/A filed with the SEC on January 4, 2002.

(d) Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2001 filed with the SEC on May 14, 2001.

(e) Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2001 filed with the SEC on August 14, 2001.

(f) Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2001 filed with the SEC on November 9, 2001.

(g)               Our  Current  Report on Form 8-K filed with the SEC on January
                  4, 2002.

(h) The description of the common shares contained in our Registration Statement on Form 10-SB filed with the SEC on November 25, 1996, including any amendment or report filed under the Exchange Act for the purpose of updating such description.

         We hereby incorporate by reference all reports and other documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly, and current reports, proxy statements, and other information with the SEC. You may read and copy any reports, statements, or other information that the Company files at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC also maintains an Internet site (http://www.sec.gov) that makes available to the public reports, proxy statements, and other information regarding issuers, such as the Company, that file electronically with the SEC.

         In addition, we will provide, without charge, to each person to whom this prospectus is delivered, upon written or oral request of any such person, a copy of any or all of the foregoing documents (other than exhibits to such documents which are not specifically incorporated by reference in such documents). Please direct written requests for such copies to the Company c/o Mineral Recovery Systems at 230 South Rock Boulevard, Suite 21, Reno, Nevada 89502, U.S.A., Attention: Ed Dickinson, Chief Financial Officer. Telephone requests may be directed to the office of the Director of Finance at (800) 897-8245.

         Our common shares are quoted on the Nasdaq National Market. Reports, proxy statements and other information concerning the Company can be inspected and copied at the Public Reference Room of the National Association of Securities Dealers, 1735 K Street, N.W., Washington, D.C. 20006.


=======================================================       ==================================================


We have not  authorized  any  dealer,  salesperson  or
other  person  to give any  information  or  represent
anything  not  contained  in  this  prospectus.   This
prospectus   does  not   offer  to  sell  or  buy  any                      8,662,693 Common Shares
securities in any  jurisdiction  where it is unlawful.
The  information  in this  prospectus is current as of
January 14, 2002.

         -----------------------
                                                                           ALTAIR INTERNATIONAL INC.

                                                                            8,662,693 COMMON SHARES






                                                                                ---------------
                                                                                  Prospectus
                                                                                ---------------







                                                                               January 14, 2002




=======================================================       ==================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the various expenses of the offering, sale and distribution of the offered securities being registered pursuant to this registration statement (the "Registration Statement"). All of the expenses listed below will be borne by the Company. All of the amounts shown are estimates except the SEC registration fees.


    Item                                                      Amount
    ----                                                      ------

    SEC Commission registration fees                          $2,165

    NASD registration fees                                   $17,500

    Accounting fees and expenses                             $10,000

    Legal fees and expenses                                  $20,000

    Blue Sky fees and expenses                                $3,000

    Printing Expenses                                         $1,000

    Miscellaneous Expenses                                    $1,335

                                              Total:         $55,000

Item 15. Indemnification of Directors and Officers
--------------------------------------------------

Subsection 136(1) of the Business Corporation Act, Ontario (the "Act") provides that a corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or a person who acts or acted at the corporation's request as a director or officer of a body corporate of which the corporation is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of such corporation or body corporation, if,

(a) he acted honestly and in good faith with a view to the best interests of the corporation; and

(b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his or her conduct was lawful.

Subsection 136(2) of the Act provides that a corporation may, with the approval of the court, indemnify a person referred to in subsection 136(1) of the Act in respect of an action by or on behalf of the corporation or body corporate to procure a judgment in its favor, to which the person is made a party by reason of being or having been a director or an officer of the corporation or body corporate, against all costs, charges and expenses reasonably incurred by the person in connection with such action if he fulfills the conditions set out in clauses 136(1)(a) and 136(1))(b) of the Act.

Subsection 136(3) of the Act provides that despite anything in section 136 of the Act, a person referred to in subsection 136(1) of the Act is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by him in connection with the defense of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the corporation or body corporate, if the person seeking indemnity,

(a) was substantially successful on the merits in his defense of the action or proceeding; and

(b) fulfills the conditions set out in clauses 136(1)(a) and 136(1)(b) of the Act.

Subsection 136(4) of the Act provides that a corporation may purchase and maintain insurance for the benefit of any person referred to in subsection 136(1) of the Act against any liability incurred by the person,

(a) in his capacity as a director or officer of the corporation, except where the liability relates to the person's failure to act honestly and in good faith with a view to the best interests of the corporation; or

(b) in his capacity as a director or officer of another body corporate where the person acts or acted in that capacity at the corporation's request, except where the liability relates to the person's failure to act honestly and in good faith with a view to the best interests of the body corporate.

Subsection 136(5) of the Act provides that a corporation or a person referred to in subsection 136(1) of the Act may apply to the court for an order approving an indemnity under section 136 of the Act and the court may so order and make any further order it thinks fit.

Subsection 136(6) of the Act provides that upon an application under subsection 136(5) of the Act, the court may order notice to be given to any interested person and such person is entitled to appear and be heard in person or by counsel.

The  Company's  By-laws,  as amended,  provide that  subject to  subsection 2 of section 147 of the Act, every director and officer of the Company and his heirs, executors, administrators and other legal personal representatives shall, from time to time, be indemnified and saved harmless by the Company from and against any liability and all costs, charges and expenses that such director or officer sustains or incurs in respect of any action, suit or proceeding that is proposed or commenced against him for or in respect of anything done or permitted by him in respect of the execution of the duties of his office and all other costs, charges and expenses that he sustains or incurs in respect of the affairs of the Company, except such costs, charges or expenses as are occasioned by his own willful neglect or default. In addition, the board of directors of the Company has passed, and the shareholders have confirmed, several special By-laws authorizing the board of directors, among other things, to borrow money and issue bonds or debentures and to secure any such borrowing by mortgaging or pledging all or part of the Company's assets. The special By-laws further authorize the board of directors to delegate the foregoing powers to any director or officer and to give indemnities to any such director or other person acting on behalf of the Company and secure any such person against loss by giving him by way of security a mortgage or charge upon all of the currently owned or subsequently acquired property, undertakings, and rights of the Company.

Pursuant to an employment agreement with William P. Long, the President, Chief Executive Officer and a director of the Company, the Company has agreed to assume all liability for and to indemnify, protect, save, and hold Dr. Long harmless from and against any and all losses, costs, expenses, attorneys' fees, claims, demands, liability, suits, and actions of every kind and character which may be imposed upon or incurred by Dr. Long on account of, arising directly or indirectly from, or in any way connected with or related to Dr. Long's activities as an officer and member of the board of directors of the Company, except as arise as a result of fraud, felonious conduct, gross negligence or acts of moral turpitude on the part of Dr. Long. In addition, Mineral Recovery Systems, Inc. ("MRS"), a wholly-owned subsidiary of the Company, has agreed to assume all liability for and to indemnify, protect, save, and hold harmless Patrick Costin (Vice President of the Company and President of MRS) from and against any and all losses, costs, expenses, attorneys' fees, claims, demands, liabilities, suits and actions of every kind and character which may be imposed on or incurred by Mr. Costin on account of, arising directly or indirectly from, or in any way connected with Mr. Costin's activities as manager, officer, or director of MRS or the Company.

Indemnification may be granted pursuant to any other agreement, bylaw, or vote of shareholders or directors. In addition to the foregoing, the Company maintains insurance through a commercial carrier against certain liabilities which may be incurred by its directors and officers. The foregoing description is necessarily general and does not describe all details regarding the indemnification of officers, directors or controlling persons of the Company.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 16. Exhibits.
------------------

The following exhibits required by Item 601 of Regulations S-K promulgated under the Securities Act have been included herewith or have been filed previously with the SEC as indicated below.


  Exhibit No.                     Description                                 Incorporated by Reference/
                                                                        Filed Herewith (and Sequential Page #)
----------------    ----------------------------------------    -------------------------------------------------------

                                                                Incorporated  by reference to  Registration  Statement
            4.1     Form of Common Stock Certificate            on Form 10-SB  filed with the  Commission  on November
                                                                25, 1996, File No. 1-12497.

                                                                Incorporated  by  reference to the  Company's  Current
            4.2     Form of Warrant (Anderson)                  Report on Form 8-K filed with the  Commission on April
                                                                24, 2000, File No. 1-12497.

                                                                Incorporated    by   reference   to   the    Company's
            4.3     Form of de Jong Warrant                     Registration  Statement  on Form  S-3  filed  with the
                                                                Commission on May 5, 2000, File No. 333-36462.

                                                                Incorporated    by   reference   to   the    Company's
            4.4     Form of Series N Warrant (Ladenburg)        Registration  Statement  on Form  S-3  filed  with the
                                                                Commission on May 5, 2000, File No. 333-36462.

                    Shareholders   Rights  Plan   Agreement
                    dated   November  27,   1998,   between     Incorporated  by  reference to the  Company's  Current
            4.5     Altair  International  Inc.  and Equity     Report  on Form  8-K  filed  with  the  Commission  on
                    Transfer Services Inc.                      December 29, 1998, File No. 1-12497.

                    Amended   and   Restated    Shareholder
                    Rights  Plan dated  October  15,  1999,     Incorporated  by  reference to the  Company's  Current
            4.6     between    the   Company   and   Equity     Report  on Form  8-K  filed  with  the  Commission  on
                    Transfer Services, Inc.                     November 19, 1999, File No. 1-12497.

                                                                Incorporated  by  reference to the  Company's  Current
                                                                Report  on Form  8-K  filed  with  the  Commission  on
            4.7     Form of Doral Warrant  (Warrants issued     December  26, 2000,  as amended by Amendment  No. 1 on
                    to Doral prior to 12/28/01)                 Form  8-K/A  filed  with the  Commission  on April 18,
                                                                2001, File No. 001-12497.


                                                                Incorporated  by reference to the Company's  Quarterly
            4.8     Form of Series 2000A Warrant                Report  on Form  10-Q  filed  with the  Commission  on
                                                                November 14, 2000, File No. 1-12497.

                                                                Incorporated  by reference to the Company's  Quarterly
            4.9     Form of Series 2000B Warrant                Report  on Form  10-Q  filed  with the  Commission  on
                                                                November 14, 2000, File No. 1-12497.

                                                                Incorporated  by reference to the Company's  Quarterly
           4.10     Form of Series 2000C Warrant                Report  on Form  10-Q  filed  with the  Commission  on
                                                                November 14, 2000, File No. 1-12497.

                                                                Incorporated  by reference to the Company's  Quarterly
           4.11     Form of Series 2001A Warrant                Report  on Form  10-Q  filed  with the  Commission  on
                                                                August 14, 2001, File No. 1-12497.

                                                                Incorporated  by reference to the Company's  Quarterly
           4.12     Form of Series 2001B Warrant                Report  on Form  10-Q  filed  with the  Commission  on
                                                                August 14, 2001, File No. 1-12497.

           4.13     Form of Series 2001C Warrant                Filed herewith.

           4.14     Form of Series 2001D Warrant                Filed herewith.

           4.15     Form of Series 2001E Warrant                Filed herewith.

           4.16     Form of Series 2001F Warrant                Filed herewith.

           4.17     Form of Series 2001G Warrant                Filed herewith

                                                                Incorporated  by  reference to the  Company's  Current
           4.18     Doral  Warrant   (Warrants   issued  on     Report  on Form  8-K  filed  with  the  Commission  on
                    December 28, 2001)                          January 4, 2002, File No. 1-12497.

                                                                Incorporated  by  reference to the  Company's  Current
           4.19     Doral Conditional Warrant                   Report  on Form  8-K  filed  with  the  Commission  on
                                                                January 4, 2002, File No. 1-12497.

                                                                Incorporated  by  reference to the  Company's  Current
           4.20     $2,000,000  Secured  Term  Note  issued     Report  on Form  8-K  filed  with  the  Commission  on
                    December 28, 2001                           January 4, 2002, File No. 1-12497.

                    Opinion of  Goodman  and Carr LLP as to
              5     legality of securities offered              [to be filed by amendment]

                                                                Incorporated  by  reference to the  Company's  Current
           10.1     Registration   Rights  Agreement  dated     Report  on Form  8-K  filed  with  the  Commission  on
                    December 28, 2001 with Doral 18, LLC        January 4, 2002, File No. 1-12497.

                    Form of Registration  Rights  Agreement
                    (with  MBRT Trust  dated  August 4,         Incorporated  by reference to the Company's  Quarterly
           10.2     2000; with Gibson Family Limited            Report on Form 10-Q field with the Commission on
                    Partnership dated  August  22,  2000;        November 15, 2000, File No. 1-12497.
                    with  Louis Schnur August 4, 2000)




           23.1     Consent of Deloitte & Touche LLP            [to be filed by amendment]

           23.2     Consent of Goodman and Carr LLP             Included in Exhibit No. 5.

             24     Powers of Attorney                          Included on the signature page hereof.
-----------------------

Item 17. Undertakings.

(a)      The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration
Statement:

(i)      To  include  any  prospectus   required  by  section  10(a)(3)  of  the
Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------

Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cody, State of Wyoming, on January 14, 2002.

                              ALTAIR INTERNATIONAL INC.


                              By       /s/ William P. Long
                                ---------------------------------
                                           William P. Long
                                           President and Chief Executive Officer


                   ADDITIONAL SIGNATURES AND POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature to this Registration Statement appears below hereby constitutes and appoints William P. Long and Edward H. Dickinson, and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution, to sign on his behalf individually and in the capacity stated below and to perform any acts necessary to be done in order to file all amendments and post-effective amendments to this Registration Statement, and any and all instruments or documents filed as part of or in connection with this Registration Statement or the amendments thereto and each of the undersigned does hereby ratify and confirm all that said attorney-in-fact and agent, or his substitutes, shall do or cause to be done by virtue hereof.


         Signature                                            Title                                       Date
         ---------                                            -----                                       ----

 /s/ William P. Long                        President, Chief Executive Officer, and Director       January 14, 2002
------------------------------------
     William P. Long                        (Principal Executive Officer and authorized
                                            representative of the Company in the United States)


 /s/ Edward H. Dickinson                    Chief Financial Officer                                January 14, 2002
------------------------------------
     Edward H. Dickinson                    (Principal Financial Officer and Principal
                                            Accounting Officer)

/s/ James I. Golla                          Director                                               January 14, 2002
------------------------------------
    James I. Golla


/s/ George E. Hartman                       Director                                               January 14, 2002
------------------------------------
    George E. Hartman


/s/ Robert Sheldon                          Director                                               January 14, 2002
------------------------------------
    Robert Sheldon


                                  EXHIBIT INDEX

The following exhibits required by Item 601 of Regulations S-K promulgated under the Securities Act have been included herewith or have been filed previously with the SEC as indicated below.



  Exhibit No.                     Description                                 Incorporated by Reference/
                                                                        Filed Herewith (and Sequential Page #)
----------------    ----------------------------------------    -------------------------------------------------------

                                                                Incorporated  by reference to  Registration  Statement
            4.1     Form of Common Stock Certificate            on Form 10-SB  filed with the  Commission  on November
                                                                25, 1996, File No. 1-12497.

                                                                Incorporated  by  reference to the  Company's  Current
            4.2     Form of Warrant (Anderson)                  Report on Form 8-K filed with the  Commission on April
                                                                24, 2000, File No. 1-12497.

                                                                Incorporated    by   reference   to   the    Company's
            4.3     Form of de Jong Warrant                     Registration  Statement  on Form  S-3  filed  with the
                                                                Commission on May 5, 2000, File No. 333-36462.

                                                                Incorporated    by   reference   to   the    Company's
            4.4     Form of Series N Warrant (Ladenburg)        Registration  Statement  on Form  S-3  filed  with the
                                                                Commission on May 5, 2000, File No. 333-36462.

                    Shareholders   Rights  Plan   Agreement
                    dated   November  27,   1998,   between     Incorporated  by  reference to the  Company's  Current
            4.5     Altair  International  Inc.  and Equity     Report  on Form  8-K  filed  with  the  Commission  on
                    Transfer Services Inc.                      December 29, 1998, File No. 1-12497.

                    Amended   and   Restated    Shareholder
                    Rights  Plan dated  October  15,  1999,     Incorporated  by  reference to the  Company's  Current
            4.6     between    the   Company   and   Equity     Report  on Form  8-K  filed  with  the  Commission  on
                    Transfer Services, Inc.                     November 19, 1999, File No. 1-12497.

                                                                Incorporated  by  reference to the  Company's  Current
                                                                Report  on Form  8-K  filed  with  the  Commission  on
            4.7     Form of Doral Warrant  (Warrants issued     December  26, 2000,  as amended by Amendment  No. 1 on
                    to Doral prior to 12/28/01)                 Form  8-K/A  filed  with the  Commission  on April 18,
                                                                2001, File No. 001-12497.

                                                                Incorporated  by reference to the Company's  Quarterly
            4.8     Form of Series 2000A Warrant                Report  on Form  10-Q  filed  with the  Commission  on
                                                                November 14, 2000, File No. 1-12497.

                                                                Incorporated  by reference to the Company's  Quarterly
            4.9     Form of Series 2000B Warrant                Report  on Form  10-Q  filed  with the  Commission  on
                                                                November 14, 2000, File No. 1-12497.

                                                                Incorporated  by reference to the Company's  Quarterly
           4.10     Form of Series 2000C Warrant                Report  on Form  10-Q  filed  with the  Commission  on
                                                                November 14, 2000, File No. 1-12497.

                                                                Incorporated  by reference to the Company's  Quarterly
           4.11     Form of Series 2001A Warrant                Report  on Form  10-Q  filed  with the  Commission  on
                                                                August 14, 2001, File No. 1-12497.

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

           4.12     Form of Series 2001B Warrant                Report  on Form  10-Q  filed  with the  Commission  on
                                                                August 14, 2001, File No. 1-12497.

           4.13     Form of Series 2001C Warrant                Filed herewith.

           4.14     Form of Series 2001D Warrant                Filed herewith.

           4.15     Form of Series 2001E Warrant                Filed herewith.

           4.16     Form of Series 2001F Warrant                Filed herewith.

           4.17     Form of Series 2001G Warrant                Filed herewith

                                                                Incorporated  by  reference to the  Company's  Current
           4.18     Doral  Warrant   (Warrants   issued  on     Report  on Form  8-K  filed  with  the  Commission  on
                    December 28, 2001)                          January 4, 2002, File No. 1-12497.

                                                                Incorporated  by  reference to the  Company's  Current
           4.19     Doral Conditional Warrant                   Report  on Form  8-K  filed  with  the  Commission  on
                                                                January 4, 2002, File No. 1-12497.

                                                                Incorporated  by  reference to the  Company's  Current
           4.20     $2,000,000  Secured  Term  Note  issued     Report  on Form  8-K  filed  with  the  Commission  on
                    December 28, 2001                           January 4, 2002, File No. 1-12497.

                    Opinion of  Goodman  and Carr LLP as to
              5     legality of securities offered              [to be filed by amendment]

                                                                Incorporated  by  reference to the  Company's  Current
           10.1     Registration   Rights  Agreement  dated     Report  on Form  8-K  filed  with  the  Commission  on
                    December 28, 2001 with Doral 18, LLC        January 4, 2002, File No. 1-12497.

                    Form of Registration  Rights  Agreement
                    (with  MBRT Trust  dated  August 4,         Incorporated  by reference to the Company's  Quarterly
           10.2     2000; with Gibson Family Limited            Report on Form 10-Q field with the Commission on
                    Partnership dated  August  22,  2000;        November 15, 2000, File No. 1-12497.
                    with  Louis Schnur August 4, 2000)

           23.1     Consent of Deloitte & Touche LLP            [to be filed by amendment]

           23.2     Consent of Goodman and Carr LLP             Included in Exhibit No. 5.

             24     Powers of Attorney                          Included on the signature page hereof.
-----------------------
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                                      II-8
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